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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               LIGHTBRIDGE, INC.


     The following Amended and Restated Certificate of Incorporation: (i) amends and restates the provisions of the Certificate of Incorporation of Lightbridge, Inc. (the "Corporation") originally filed with the Secretary of State of the State of Delaware on June 16, 1989, as amended to date; (ii) supersedes the Certificate of Incorporation and all amendments thereto and restatements thereof; and (iii) has been duly proposed by the Board of Directors of the Corporation and duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

     FIRST:  The name of the corporation (the "Corporation") is Lightbridge,
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Inc.

     SECOND:  The address of the registered office of the Corporation in the
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State of Delaware is 229 South State Street, Dover, County of Kent, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:  The nature of the business or purpose to be conducted or promoted
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is as follows:

     To engage in the business of designing, developing, marketing, licensing, buying and selling computer software of all types and descriptions; to provide computer and computer software related consulting services, including but not limited to software installation, development, consulting and any other activities related thereto.

     To acquire, hold, dispose of, buy, sell, underwrite, handle on commission and otherwise deal in stocks, shares, bonds, notes and obligations of the interests in corporations, joint-stock companies, trusts, associations, partnerships, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.
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     To acquire, hold, use, construct, maintain and dispose of buildings, plants, factories, mills, machinery, works and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein for the purposes of the foregoing businesses, and as a going business or otherwise, all or any part of the assets of any corporation, joint-stock company, trust, association, firm or person, and in such cases to assume all or any part of its, his or her liabilities.

     To engage in, transact and carry on any or all of the above businesses or any other business or activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith, and to engage in, transact and carry on any business or lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:  The total number of shares of all classes of capital stock which
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the Corporation shall have authority to issue shall be 65,000,000, consisting of (i) 60,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A.  COMMON STOCK.
    ------------

     1.  General.  The voting, dividend and liquidation rights of the holders of
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the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.  Voting.  The holders of Common Stock will be entitled to one vote per
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share on all matters to be voted on by the stockholders of the Corporation.
There shall be no cumulative voting.

     3.  Dividends.  Dividends may be declared and paid on the Common Stock from
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funds lawfully available therefor as and when determined by the Board of
Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.  Liquidation.  Upon the dissolution or liquidation of the Corporation,
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whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential liquidation rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK.
     ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. No share of Preferred Stock that is redeemed, purchased or
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acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided herein, in any such resolution or resolutions, or by law.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided by law or by this Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH:  In furtherance of and not in limitation of powers conferred by
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statute, it is further provided that:

          (a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, the by-laws may be adopted, amended or repealed by the Board of Directors of the Corporation.

          (b) Elections of directors need not be by written ballot.

          (c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the by-laws of the Corporation.

     SIXTH:  The Corporation is to have perpetual existence.
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     SEVENTH:  The Corporation shall indemnify each person who at any time is,
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or shall have been a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of the State of Delaware.


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The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.
No amendment to or repeal of the provisions of this paragraph shall deprive a person of the benefit of this paragraph with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

     EIGHTH:  Whenever a compromise or arrangement is proposed between this
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Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     NINTH:  To the maximum extent permitted by the General Corporation Law of
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the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation. No amendment to or repeal of the provisions of this paragraph shall apply to or have any effect on the liability or the alleged liability of any director of the Corporation with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

     TENTH:  The Corporation reserves the right to amend, alter, change or
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repeal any provision contained in this Amended and Restated Certificate of
Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH: Any action required or permitted to be taken by the stockholders
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of the Corporation must be effected at a duly constituted annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.



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     IN WITNESS WHEREOF, the undersigned, being the duly elected and acting
President of Lightbridge, Inc., does hereby declare that this Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and the stockholders of this Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The undersigned does hereby affirm, under the penalties of perjury, that this instrument is the act and deed of the Corporation and the facts herein set forth are true and correct. I have accordingly hereunto set my
hand this      day of                , 1996.


                                                  LIGHTBRIDGE, INC.



                                                  By:
                                                     ------------------------
                                                     Its President


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